Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS AND EXHIBITS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Nice Products Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Nice Products Inc. and its subsidiaries (the “Company”) as of August 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended August 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2019, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 2019, in conformity with accounting principles generally accepted in the United States.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses resulting in an accumulated deficit as of August 31, 2019, and the Company currently has net working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.

We have served as the Company’s auditor since 2019

Hong Kong, China
November 16, 2020

F-2

NICE PRODUCTS INC.

CONSOLIDATED BALANCE SHEETS

AS OF AUGUST 31, 2019 AND 2018

(In U.S. dollars except share and per share data)

	As of August 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$209,679	$7,822
Accounts receivable	-	129,870
Prepayments, deposits and other receivables	116,629	-
Due from a shareholder	-	58,805
Due from a director	723	-
Total current assets	327,031	196,497

Non-marketable equity securities	446,999	-
Plant and equipment, net	27,202	31,220

TOTAL ASSETS	$801,232	$227,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses and other payables	127,602	40,752
Contract liabilities	14,317	7,549
Loans payable, current	871,794	89,577
Due to a shareholder	484,534	-
Tax payables	14,358	7,219
Total current liabilities	1,512,605	145,097

Loans payable, non-current	-	67,182
Total non-current liabilities	-	67,182

TOTAL LIABILITIES	$1,512,605	$212,279

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS’ (DEFICIT) EQUITY
Issued share capital	3,500,000	197,203
Stock subscriptions receivable	(3,500,000)	-
Additional paid-in capital	197,203	-
Accumulated other comprehensive income (loss)	15,892	(366)
Accumulated deficits	(924,468)	(181,399)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	$(711,373)	$15,438

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$801,232	$227,717

See accompanying notes to the consolidated financial statements.

F-3

NICE PRODUCTS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED AUGUST 31, 2019 AND 2018

(In U.S. dollars)

	Year ended August 31,
	2019	2018

REVENUE	$516,304	$397,354
Cost of services provided	(25,249)	(3)
Sales and marketing expenses	(118,511)	(154)
General and administrative	(1,106,841)	(491,414)

LOSS FROM OPERATIONS	(734,297)	(94,217)

Interest expenses	(21,883)	(2,892)

Other income	13,137	5,745

LOSS BEFORE INCOME TAX	(743,043)	(91,364)

Income tax expense	(26)	-

NET LOSS	$(743,069)	$(91,364)

OTHER COMPREHENSIVE INCOME
Foreign currency transaction gain	16,258	1,629

COMPREHENSIVE LOSS	$(726,811)	$(89,735)

See accompanying notes to the consolidated financial statements.

F-4

NICE PRODUCTS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED AUGUST 31, 2019 AND 2018

(In U.S. dollars except for share data)

	ISSUED SHARE CAPITAL	STOCK SUBSCRIPTIONS RECEIVABLE	ADDITIONAL PAID-UP CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	ACCUMULATED DEFICITS	TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)

Balance as of September 1, 2017	$32,350	$-	$-	$(1,995)	$(90,035)	$(59,680)
Issuance of shares	164,853	-	-	-	-	164,853
Foreign currency translation adjustment	-	-	-	1,629	-	1,629
Net loss	-		-	-	(91,364)	(91,364)
Balance as of August 31, 2018	$197,203	$-	$-	$(366)	$(181,399)	$15,438

Reclassification arising from reorganization (note 1)	(197,203)	-	197,203	-	-	-
Issuance of shares	3,500,000	(3,500,000)	-	-	-	-
Foreign currency translation adjustment	-	-	-	16,258	-	16,258
Net loss	-	-	-	-	(743,069)	(743,069)
Balance as of August 31, 2019	$3,500,000	$(3,500,000)	$197,203	$15,892	$(924,468)	$(711,373)

See accompanying notes to the consolidated financial statements.

F-5

NICE PRODUCTS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	For the year ended August 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(743,069)	$(91,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	14,066	10,562
Software development income	(430,589)	-
Changes in operating assets and liabilities:
Accounts receivable	128,758	(133,299)
Prepayments, deposits and other receivables	(118,437)	-
Advance to a director	(731)	(60,358)
Other payables and accrued liabilities	90,431	814
Contract liabilities	6,997	(29,395)
Tax payables	(14,101)	7,441

Net cash used in operating activities	(1,066,675)	(295,599)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(10,819)	(42,791)

Net cash used in investing activities	(10,819)	(42,791)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance	-	167,166
Proceeds from loans	822,492	183,883
Repayment of loan	(88,809)	(22,985)
Advance from a shareholder	545,533	-

Net cash provided by financing activities	1,279,216	328,064

Effect of exchange rate fluctuations on cash and cash equivalents	135	(132)

Net increase (decrease) in cash and cash equivalents	201,857	(10,458)
Cash and cash equivalents, beginning of year	7,822	18,280
CASH AND CASH EQUIVALENTS, END OF YEAR	$209,679	$7,822

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$26	$-
Cash paid for interest	$11,174	$2,892

NON-CASH INVESTING AND FINANCING ACTIVITIES
Software development income received in the form of common shares of LCHD (Note 2)	$430,589	$-

See accompanying notes to the consolidated financial statements.

F-6

NICE PRODUCTS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the YEARS ended August 31, 2019 and 2018

(In U.S. dollars)

1. TITLE, ORGANIZATION AND REORGANIZATION

Nice Products Inc. (“Nice Products” or “NPI” or the “Company”) was incorporated in the British Virgin Islands on December 17, 2018.

The Company, through its subsidiaries, mainly engages in the development of ecological-systems applications, integration of big data and promotion of OTT applications.

Company name		Place/date of incorporation	Principal activities

1.	LOC Weibo Co., Ltd. (“LOC”)	Republic of China / September 29, 2017	Development of ecological-systems applications, integration of big data and promotion of OTT applications

2.	Beijing DataComm Cloud Media Technology Co., Ltd. (“BJDC”)	People’s Republic of China / April 16, 2013	Development of ecological-systems applications, integration of big data and promotion of OTT applications

The formation of Nice Products Inc. was completed in December 2018. The share capital of the Company is $3,500,000 divided into 50,000 shares of $70 par value each. On December 17, 2018, the Company issued an aggregate of 50,000 shares to five investors. The Company is owned and controlled by the same control group as LOC and BJDC. On July 19, 2019 and March 1, 2019, the beneficial shareholders of LOC and BJDC exchanged 100% of their shareholding of LOC and BJDC for the shares of the Company (the “Share Exchange”) respectively. The Share Exchange has been accounted for as a common control transaction. Other than its 100% ownership of LOC and BJDC, Nice Products has no significant assets and no other business operations.

These consolidated financial statements have been titled “Nice Products Inc.” because:

1.	Nice Products Inc. is the holding company of LOC and BJDC, and the operations of the Company.

2.	Other than its 100% ownership of LOC and BJDC, Nice Products Inc. has no significant assets and no other business operations.

Nice Products Inc. and its subsidiaries are hereinafter referred to as the “Company”.

Organization and reorganization

LOC was incorporated in Republic of China on September 29, 2017 as a company with limited liability. Upon incorporation, LOC issued 500,000 ordinary shares to five individuals who held the shares on behalf of the shareholders of Nice Products at New Taiwanese dollars (“NT$”) 10 each.

BJDC was incorporated in the People’s Republic of China (the “PRC”) as a company with limited liability on April 16, 2013. Upon incorporation, BJDC issued 200,000 ordinary shares (at $32,350) to an individual. Under a trust agreement, BJDC was set up by an individual on behalf of the shareholders of Nice Products.

The acquisition of LOC and BJDC by Nice Products has been accounted for as common control transactions in a manner similar to a pooling of interests and there was no recognition of any goodwill or excess of the acquirers’ interest in the net fair value of the acquirees’ identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combinations. Therefore, these transactions were recorded at historical cost with a reclassification of equity from retained profits to additional paid in capital to reflect the deemed value of consideration given in the local jurisdiction and the capital structure of LOC and BJDC. The consolidated financial statements of the Company include all of the accounts of the Company and its subsidiaries, LOC and BJDC for all periods presented. All material intercompany transactions and balances have been eliminated in the consolidation.

On August 17, 2020, Leader Capital Holdings Corp. (“LCHD”) entered into a share purchase agreement (the “Purchase Agreement”) with the Company to acquire all the issued and outstanding shares of the Company. Under the terms of the Purchase Agreement, LCHD agreed to issue 8,415,111 shares of its common stock to the owners of the Company.

On August 21, 2020, LCHD filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) announcing the completion of a business combination between LCHD and NPI in accordance with the terms of the Purchase Agreement. As a result of the transaction, NPI became a wholly-owned subsidiary of LCHD and the shareholders of NPI became the holders of approximately 6.49 % of LCHD’s issued and outstanding capital stock on a fully-diluted basis.

F-7

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the financial statements of Nice Products Inc. and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted August 31 as its fiscal year end.

Basis of preparation

The consolidated financial statements have been prepared under the historical cost convention.

Going concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

The Company has suffered recurring losses from operations, and records an accumulated deficit and a working capital deficit of $924,468 and $1,185,574, respectively as of August 31, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

The Company expects to finance its operations primarily through cash flows from operations, loans from existing directors and shareholders and placements of capital stock for additional funding. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve its strategic objectives, the shareholders have indicated their intent and ability to provide additional financing. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including the Company’s businesses. This outbreak could decrease spending, adversely affect demand for the Company’s services and harm its business and results of operations. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on its business or results of operations at this time.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as going concern.

Use of estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business slowdowns or shutdowns, depress demand for the Company’s business, and adversely impact its results of operations. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. Its estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in its unaudited condensed consolidated financial statements.

F-8

Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Software development costs

The Company expenses software development costs, including costs to develop software products or the software component of products to be marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached shortly before the release of such products and as a result, development costs that meet the criteria for capitalization were not material for the periods presented.

The Company capitalizes development costs related to these software applications once the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended.

Revenue recognition

The Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09:

Step 1: Identify the contract
Step 2: Identify the performance obligations
Step 3: Determine the transaction price
Step 4: Allocate the transaction price
Step 5: Recognize revenue

Revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The Company entered into several agreements with third party customers to assist the customers in the development of their mobile communications software and mobile e-commerce software. LOC also joined forces with Leader Capital Holdings Corp (a company incorporated in Nevada and whose shares are quoted on the OTC Pink Marketplace quotation system maintained by the OTC Markets Group, Inc. under the symbol “LCHD”) in 2019 to launch a Unicorn-class app - FinMaster.

F-9

Income from provision of software development service and maintenance service are recognized when the service is performed.

Revenue by recognition over time vs point in time

	Year ended August 31,
	2019	2018
Revenue by recognition over time	$516,304	$397,354
Revenue by recognition at a point in time	-	-
	$516,304	$397,354

On September 1, 2018, LOC was appointed by LCHD to develop a mobile application in four stages for a total consideration of TWD20,000,000 ($651,466), payable in the form of common shares of LCHD. As of August 31, 2019, the first and second stages of development for the basic functions of the mobile application have been completed, and LCHD has issued a total of 908,678 of restricted common shares in aggregate at $0.50 per share for the work completed up to August 31, 2019. The Company has recognized income of $430,589 (NT$13,333,333) for the first and second development stage for the year ended August 31, 2019.

Remaining performance obligations represent contracted revenues that had not yet been recognized, and include deferred revenues; invoices that have been issued to customers but were uncollected and have not been recognized as revenues; and amounts that will be invoiced and recognized as revenues in future periods. As of August 31, 2019, the Company’s remaining performance obligations were $235,194, which it expects to recognize as revenues over the next twelve months and the remainder thereafter.

The Company had not occurred any costs to obtain contracts.

The Company does not have amounts of contract assets since revenue is recognized as control of goods or services is transferred. The contract liabilities consist of advance payments from customers. The contract liabilities are reported in a net position on a customer-by-customer basis at the end of each reporting period. All contract liabilities are expected to be recognized as revenue within one year and are included in other payables and accrued liabilities in the consolidated balance sheet.

Contract balances

The Company’s contract liabilities consist of receipts in advance for software development. Below is the summary presenting the movement of the Company’s contract liabilities for the years ended August 31, 2019 and 2018:

	2019	2018

Balance as of September 1	$7,549	$36,729
Advances received from customers related to unsatisfied performance obligations	7,978	7,748
Revenue recognized from beginning contract liability balance	(981)	(37,143)
Exchange difference	(229)	215
Balance as of August 31	$14,317	$7,549

Cost of services provided

Cost of services provided consists primarily of staff costs that are directly attributable to the Company’s principal operations.

Sales and marketing expenses

Sales and marketing expenses consist primarily of marketing and promotional expenses, salaries and other compensation-related expenses to sales and marketing personnel. Advertising expenses consist primarily of costs for the promotion of corporate image and product marketing. The Company expenses all advertising costs as incurred and classifies these costs under sales and marketing expenses. For the years ended August 31, 2019 and 2018, advertising costs totaled $115,659 and nil, respectively.

F-10

Research and development expenses

Research and development (“R&D”) expenses are primary comprised of charges for R&D and consulting work performed by third parties; salaries and benefits for those employees engaged in research, design and development activities; costs related to design tools; and allocated costs. Costs associated with R&D are expensed as incurred and charged as general and administrative expenses

For the years ended August 31, 2019 and 2018, the total R&D expenses were $473,961 and $279,713, respectively.

General and administrative expenses

General and administrative expenses consist primarily of salaries, bonuses and benefits for employees involved in general corporate functions, R&D expenses, depreciation and amortization of fixed assets, legal and other professional services fees, rental and other general corporate related expenses.

Leases

Leases are classified as either capital or operating leases. Leases that transfer substantially all the benefits and risks incidental to the ownership of assets are accounted for as capital leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments (net of any incentives received from the lessor) are recognized in the consolidated income statements on a straight-line basis over the lease terms. The Company had no significant capital leases for the years ended August 31, 2019 and 2018.

Accounts receivable

Accounts receivable are stated at the original amount less an allowance for doubtful receivables, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful life
Furniture and fixtures	3 years
Office equipment	3 years
Leasehold improvements	3 years

Impairment of long-lived assets

The Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If the assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment has been recorded by the Company for the years ended August 31, 2018 and 2019.

F-11

Equity securities

The Company’s equity securities represent investments in LCHD, which common stock was approved for quotation on the OTC Pink Marketplace quotation system maintained by the OTC Markets Group, Inc. under the symbol “LCHD” on June 27, 2019 and the shares started trading in the OTC market on October 1, 2019.

The equity securities were accounted for as non-marketable securities until October 1, 2019 on the balance sheets and as marketable securities from October 1, 2019.

Prior to October 1, 2019, the Company accounted for the equity securities at cost and only adjusted for other-than-temporary declines in fair value and distributions of earnings. An impairment loss was recognized in the consolidated statements of operations equal to the excess of the investment’s cost over its fair value at the balance sheet date of the reporting period for which the assessment was made. The fair value would then become the new cost basis of investments.

On September 1, 2018, the Company adopted ASU 2016-01 which changed the way it accounts for equity securities. Non-marketable equity securities do not have readily determinable fair value and are accounted for under the measurement alternative method of accounting. These non-marketable investments are measured at cost, less any impairment, plus or minus any changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. Any cash or stock dividends paid to us on such investments are reported as noninterest income. Marketable equity securities have readily determinable fair value and are accounted at fair value, with changes in fair value recorded through earnings.

Income taxes

Income taxes are determined using an asset and liability method in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company did not have significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of and for the years ended August 31, 2019 and 2018.

The Company conducts its major businesses in Taiwan and the PRC. The Company is subject to tax in these jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the respective tax authorities.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

F-12

The functional currency and the reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiaries in Taiwan and the PRC maintain their books and record in NT$ and Renminbi (“RMB”), respectively, which are the primary currencies of the economic environment in which the entities operate (the functional currencies).

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of retained earnings.

Translation of amounts from foreign currencies into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended August 31, 2019	As of and for the year ended August 31, 2018

Year-end NT$ : US$ 1 exchange rate	31.3200	30.7000
Year-average NT$ : US$ 1 exchange rate	30.9653	29.9103
Year-end RMB : US$ 1 exchange rate	7.1543	6.8300
Year-average RMB : US$ 1 exchange rate	6.8544	6.5152

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts and other receivable, accounts and other payables, short-term loans, loans payable and balances with shareholders and directors approximate their fair values because of the short-term nature of these financial instruments or the rate of interest of these instruments approximate the market rate of interest.

F-13

Investments in privately held companies for which the Company elected to record using the measurement alternative are re-measured on a non-recurring basis, and are categorized within Level 3 under the fair value hierarchy.

Stock subscription receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on a balance sheet. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholders’ equity (deficit) on the balance sheet.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral or other security. In order to minimize the credit risk, the management of the Company has delegated a team responsible for determining credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. Further, the Company reviews the recoverable amount of each individual trade debt at each balance sheet date with the consideration of credit insurance to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the management of the Company considers that the Company’s credit risk is significantly reduced.

A customer accounted for 83% of the consolidated net revenue of the Company during the year ended August 31, 2019. Two customers accounted for 48% and 44% of the consolidated net revenue of the Company during the year ended August 31, 2018. There were no other single customers who accounted for 10% or more of the consolidated net revenue of the Company for the years ended August 31, 2019 and 2018.

A customer accounted for 95% of the accounts receivable as of August 31, 2018. There were no other single customers who accounted for 10% or more of the accounts receivable of the Company as of August 31, 2019 and 2018.

Recent accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” and issued certain transitional guidance and subsequent amendments between January 2018 and March 2019 within ASU 2018-01, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, including ASU 2016-02, “ASC 842”). ASU 2016-02 creates a new topic in ASC 842 “Leases” to replace the current topic in ASC 840 “Leases,” which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the consolidated balance sheets and disclosing key information about leasing arrangements. ASC 842 affects both lessees and lessors, although for the latter the provisions are similar to the current model, but are updated to align with certain changes to the lessee model and also the new revenue recognition provisions contained in ASC 606. The new guidance is effective for the Company for the year ending August 31, 2020 and interim reporting periods during the year ending August 31, 2020. Management expects the primary impact to the Company’s consolidated financial position upon adoption will be the recognition, on a discounted basis, of its minimum commitments under noncancelable operating leases on its consolidated balance sheets resulting in the recording of right of use assets and lease obligations.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), with the exception of specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. In addition, the contractual term will be able to be used in lieu of an expected term in the option-pricing model for nonemployee awards. The new standard is effective for the Company on September 1, 2019. Early adoption is permitted, including in interim periods, and should be applied to all new awards granted after the date of adoption. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

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In August 2018, the FASB issued ASU 2018-13 Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. This ASU is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The new standard is effective for the Company on September 1, 2020 and the new standard did not have a material impact on the consolidated financial statements.

In May 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this ASU address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Company for fiscal year beginning after December 15, 2022. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12: Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the effect of adopting this new accounting guidance but does not expect adoption will have a material impact on its consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares.

For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period.  The Company is currently evaluating the impact that ASU 2020-06 may have on its condensed consolidated financial statements and related disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

3. PLANT AND EQUIPMENT, NET

Plant and equipment as of August 31, 2019 and 2018 are summarized below:

	As of August 31,
	2019	2018
Furniture and fixtures	$15,757	$16,075
Office equipment	35,259	25,404
Leasehold improvements	-	-
Total	51,016	41,479
Less: Accumulated depreciation	(23,814)	(10,259)
Plant and equipment, net	$27,202	$31,220

Depreciation expense, classified as operating expenses, was $14,066 and $10,562 for the years ended August 31, 2019 and 2018 respectively.

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4. ACCOUNTS RECEIVABLE

	As of August 31,
	2019	2018
Accounts receivable	$-	$129,870
Less: allowance for doubtful accounts	-	-
	$-	$129,870

The Company did not record bad debt expense for the years ended August 31, 2019 and 2018.

5. PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

	As of August 31,
	2019	2018
Deposits paid	$56,426	$-
Prepaid expenses	47,896	-
Other receivables	12,307	-
	$116,629	$-

6. LOANS PAYABLE

	As of August 31,
	2019	2018
Loans from:
Chailease Finance Co., Ltd.	$65,852	$156,759
Leader Capital Holdings Corp.	762,458	-
Yi-Hsiu Lin	43,484	-
	$871,794	$156,759
Less: current portion	(871,794)	(89,577)
Loans payable, non-current	$-	67,182

In May 2018, LOC entered into loan agreements with a third party – Chailease Finance Co., Ltd. and borrowed from Chailease Finance Co., Ltd. a total amount of $184,337 (NT$ 5,500,000). The loans are unsecured, bear fixed interest at 6.29% per annum and are repayable in 24 monthly installments through May 2020. The loans were fully repaid on June 1, 2020.

From April 2019, LOC entered into multiple loan agreements with LCHD and borrowed from LCHD a total amount of $579,335 as of August 31, 2019. The loans are secured by personal guarantees of certain of the Company’s shareholders, bear fixed interest at 8% per annum, and are due on various dates through September 2020. Upon the expiration of these loans, LCHD has agreed to extend the terms of the loans for one year. Interest of $6,635 was accrued as of August 31, 2019.

From May 2019, BJDC entered into multiple short-term loan agreements with LCHD and borrowed from LCHD a total amount of $183,123 as of August 31, 2019. The loans are secured by personal guarantees of certain of the Company’s shareholders, bear interest at 8% per annum, and are due on various dates through July 2020. Upon the expiration of these loans, LCHD has agreed to extend the terms of the loans for one year. Interest of $3,068 was accrued as of August 31, 2019.

On June 12, 2019, BJDC also entered into a one-year loan agreement with Mr. Lin Yi-Hsiu, Chief Executive Officer of LCHD, and borrowed $43,484 (RMB 311,094) from him as of August 31, 2019. On March 1, 2020, BJDC, Mr. Lin Yi-Hsiu and LCHD entered into a tripartite agreement that LCHD repaid all loans to Mr. Lin Yi-Hsiu on behalf of BJDC and got the rights of lender in succession. The loan is secured by personal guarantees of certain of the Company’s shareholders, bears interest at 8% per annum, and is due on various dates through February 2021. Interest of $762 was accrued as of August 31, 2019.

F-16

7. ACCRUED EXPENSES AND OTHER PAYABLES

	As of August 31,
	2019	2018
Accrued payroll	$83,728	$35,538
Other accrued expenses	12,887	1,629
Accrued loan interests	10,465	-
Other payables	20,522	3,585
	$127,602	$40,752

8. RELATED PARTY BALANCES AND TRANSACTIONS

	As of August 31,
	2019	2018
Due from Cheng Hung-Pin (a director and a shareholder)	$723	$-

Due (to) from a shareholder:
Tu Yu-Cheng	$(484,534)	$58,805

All the above balances are unsecured, interest-free with no fixed payment term.

On October 1, 2017, LOC leased an office in Tai Chung, Taiwan from Goodweber Network Holdings Co. which was held by the Company’s director – Cheng Hung-Pin. The monthly rental was $1,274 (NT$38,095). On April 1, 2019, LOC leased the same office from the Company’s shareholder – Tu Yu-Cheng. The monthly rental was $1,453 (NT$45,000) with a term of one year. On April 1, 2020, the Company renewed the lease for an additional one year term. During the years ended August 31, 2019 and 2018, the Company paid rental amounts of $11,880 and $14,010 that are included in general and administrative expenses respectively.

During the year ended August 31, 2019 and 2018, Tu Yu-Cheng charged the Company a total of $101,456 and $nil respectively for technical support services provided by him.

9. INCOME TAXES

For the years ended August 31, 2019 and 2018, the local (United States) and foreign components of (loss) profit before income tax comprised of the following:

	Year ended August 31,
	2019	2018
Tax jurisdictions from:
- Local	$(793)	$-
- Foreign, representing
Taiwan	(490,820)	(132,665)
PRC	(251,430)	41,301
Loss before income tax	$(743,043)	$(91,364)

British Virgin Islands

The Company is tax exempted in the British Virgin Islands where it was incorporated.

Taiwan

LOC is subject to corporate income tax (“CIT”) in Taiwan. With effect from January 1, 2018, the CIT rate in Taiwan increase from the previous 17% to 20%. However, for profit-seeking entities with less than NT$ 500,000 (approximately $16,000) in taxable income, the CIT rate is 18% in 2018, 19% in 2019, and 20% in 2020 if taxable income exceeds NT$120,000 (approximately $4,000).

F-17

BJDC is subject to corporate income tax (“CIT”) at 25% in accordance with the relevant tax laws and regulations of the PRC.

The components of the provision for income taxes expenses are:

	Year ended August 31,
	2019	2018
Current	$26	$-
Deferred	-	-
Total income tax expense	$26	$-

The reconciliation of income tax expenses (benefit) computed at the Taiwan statutory tax rate to income tax expense is as follows:

	Year ended August 31,
	2019	2018
Loss before income taxes	$(743,043)	$(91,364)
Taiwan statutory income tax rate[1]	19%	18%
Income tax credit computed at statutory income rate	(141,178)	(16,445)
Reconciling items:
Non-deductible expenses	4,365	267
Tax effect of tax exempt entity	151	-
Effect of Taiwan tax rate change	7,431	-
Rate differential in different tax jurisdictions	(15,086)	2,891
Valuation allowance on deferred tax assets	144,343	13,287
Income tax expense	$26	$-

1 The Taiwan statutory income tax rate was used because the majority of the Company’s operations are based in Taiwan. The tax rate is adopted in accordance with Income Basic Tax Act.

Deferred tax assets and deferred tax liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purpose and the tax bases used for income tax purpose. The following represents the tax effect of each major type of temporary difference:

	As of August 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$726,151	$-
Less: valuation allowance	(726,151)	-
	$-	$-

As of August 31, 2019 and 2018, LOC had net operating loss carry-forwards in Taiwan of $485,261 and $nil, respectively, which will expire in various years through 2024.

As of August 31, 2019 and 2018, BJDC had net operating loss carry-forwards in the PRC of $240,890 and $nil, respectively, which will expire in various years through 2026.

Valuation allowance was provided against deferred tax assets in entities where it was determined, it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets which consisted of tax loss carry-forwards and others, which can be carried forward to offset future taxable income. The management determines it is more likely than not that part of deferred tax assets could not be utilized, so allowance was provided as of August 31, 2019 and 2018.  Movement of valuation allowance is as follow:

	As of August 31,
	2019	2018

Balance at beginning of the year	$-		$-
Additions	726,151	-
Balance at end of the year	$726,151		$-

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10. COMMON STOCK

The share capital balance as of August 31, 2018 represented the combined issued capital of LOC and BJDC. The share capital balance as of August 31, 2019 represented the issued share capital of the Company.

Neither stock issuance was funded as of August 31, 2019 and therefore are presented in the balance sheet as stock subscriptions receivable.

11. COMMITMENTS AND CONTINGENCIES

Leases

During the year ended August 31, 2019, the Company entered into agreements with independent third parties and a shareholder to lease office premises in Taiwan and Beijing for the operations of the Company. Rental expense for the years ended August 31, 2019 and 2018 was $152,890 and $56,044, respectively.

As of August 31, 2019, the Company has future minimal payments under non-cancellable operating leases on office premises with initial terms of one to three years as follows:

Year ending August 31,	Third parties	A shareholder
2020	$89,321	$10,057
2021	58,375	-
2022	52,186	-
2023	-	-
2024	-	-
Thereafter	-	-
	$199,882	$10,057

Contingencies

The Labor Contract Law of the People’s Republic of China requires employers to assure the liability of the severance payments if employees are terminated due to restructuring, termination as a result of a mutual agreement or termination as a result of the expiration of a fixed-term labor contract. The Company has estimated its possible severance payments of approximately $40,000 and $25,000 as of August 31, 2019 and 2018, respectively, which have not been reflected in its consolidated financial statements, because it is more likely than not that this will not be paid or incurred.

In Taiwan, an employer can terminate an employment contract with notice (or with pay in lieu of notice) and with severance pay only due to stoppage of business or a transfer of ownership, business losses or curtailment of business operations, suspension of operations due to a force majeure event, or alteration of the business nature, forcing a reduction in the number of employees, and those employees cannot be reassigned to other suitable positions, or the employee is incapable of performing the tasks assigned. The Company has estimated its possible severance payments of approximately $10,000 and $3,000 as of August 31, 2019 and 2018, respectively, which have not been reflected in its consolidated financial statements, because it is more likely than not that this will not be paid or incurred.

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12. SUBSEQUENT EVENTS

From September 2019 through August, 2020, the Company entered into various short-term loan agreements with LCHD, and borrowed from LCHD additional amount totaled $841,971. The loans are unsecured, bear interest at 8% per annum, and are due on various dates through August 2021.

On September 2, 2019, the Company reached an agreement to repay the amount owed to Tu Yu-Cheng of $446,999 in the form of 908,678 restricted common shares of LCHD owned by the Company.

On August 17, 2020 (the “Closing Date”), LCHD, a Nevada corporation through its wholly-owned subsidiary JFB Internet Service Limited, a company incorporated and existing under the laws of Hong Kong (the “Buyer”), acquired all of the issued and outstanding capital stock (the “Acquisition”) of NPI pursuant to the terms and conditions of that a Stock Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), among LCHD, the Buyer, NPI and the selling shareholders of NPI.

As a result of the Acquisition, LCHD now owns, indirectly through the Buyer, 100% of NPI.

The aggregate purchase price for the Acquisition was $4,850,000, less certain discounts, expenses and reductions for outstanding NPI debt owed to LCHD and/or its affiliates, resulting in a net purchase price of $3,506,042, payable in 8,415,111 shares of LCHD’s common stock to the Sellers in accordance with their respective pro rata percentage.

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